 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Energy Focus, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3021850
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

32000 Aurora Road, Suite B
Solon, Ohio	44139
(Address of principal executive offices)	(Zip Code)

Energy Focus, Inc. 2014 Stock Incentive Plan
(Full Title of the Plan)

Michael H. Port
Chief Financial Officer
Energy Focus, Inc.
32000 Aurora Road, Suite B
Solon, OH 44139
(Name and Address of Agent For Service)

(440) 715-1300
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value, pursuant to the Energy Focus, Inc. 2014 Stock Incentive Plan	1,300,000	$1.815 (2)	$2,353,000	$273.42

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable number of additional shares of Common Stock that may become issuable pursuant to the anti-dilution provisions of the 2014 Stock Incentive Plan.

(2)
This calculation is made solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The fee is calculated on the basis of the average of the high and low sale prices of the Common Stock on the NASDAQ Capital Market as of a date (August 4, 2017) within five business days prior to filing this Registration Statement.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) of Energy Focus, Inc. (the “Company” or the “Registrant”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, to register 1,300,000 additional shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), under the 2014 Stock Incentive Plan (the “Plan”), as amended. This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 15, 2014 (Registration No. 333-197422) (the “Original Registration Statement”) and the Registrant’s registration statement on Form S-8 filed with the Commission on August 5, 2015 (Registration No. 333-206088) (the “Second Registration Statement”). After giving effect to the one-for-ten reverse stock split of the Common Stock, effective as of July 16, 2014, the number of shares of Common Stock covered by the Original Registration Statement was proportionately reduced to 600,000 shares and the Second Registration Statement covered the issuance of up to an additional 600,000 shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(1) The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on February 23, 2017, including the information incorporated by reference into the annual report on Form 10-K from the Registrant’s Definitive Proxy Statement on Schedule 14A for the 2017 Annual Meeting of Stockholders, filed with the Commission on April 24, 2017.

(2) The Registrant’s quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2017, filed with the Commission on May 4, 2017, and June 30, 2017, filed with the Commission on August 9, 2017.

(3) The Registrant’s current reports on Form 8-K, filed with the Commission on February 21, 2017, March 17, 2017, April 17, 2017, and June 21, 2017.

(4) The description of the Registrant’s Common Stock, $0.0001 par value per share, contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Exchange Act on July 29, 2014, and any other amendments or reports filed for the purpose of updating such description (File No. 001-36583).

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may request a copy of these filings, at no cost, by writing or telephoning the Company at the following address: Energy Focus, Inc., 32000 Aurora Road, Suite B, Solon, Ohio 44139; telephone number (440) 715-1300.

Item 8. Exhibits.

Exhibit
Number	Description

5.1	Opinion of Baker & Hostetler LLP.
23.1	Consent of Plante & Moran, PLLC, Independent Registered Public Accounting Firm.
23.2	Consent of Baker & Hostetler LLP (filed as part of Exhibit 5.1).
24	Power of Attorney (Included in the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solon, State of Ohio, on this 9th day of August, 2017.

ENERGY FOCUS, INC.

Date: August 9, 2017	By:	/s/ Theodore L. Tewksbury III
	Name:	Theodore L. Tewksbury III
	Title:	Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of Energy Focus, Inc., hereby severally constitute and appoint Theodore L. Tewksbury III and Michael H. Port, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do, in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Titles	Date

/s/ Theodore L. Tewksbury III, Ph.D.	Chairman, Chief Executive Officer and President (principal executive officer)	August 9, 2017
Theodore L. Tewksbury III, Ph.D.

/s/ Michael H. Port	Chief Financial Officer and Secretary (principal financial and accounting officer)	August 9, 2017
Michael H. Port

/s/ Ronald D. Black, Ph.D.	Director	August 9, 2017
Ronald D. Black, Ph.D.

/s/ William Cohen	Director	August 9, 2017
William Cohen

/s/ Glenda M. Dorchak	Director	August 9, 2017
Glenda M. Dorchak

/s/ Marc J. Eisenberg	Director	August 9, 2017
Marc J. Eisenberg

/s/ Michael R. Ramelot	Director	August 9, 2017
Michael R. Ramelot

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Baker & Hostetler LLP.
23.1	Consent of Plante & Moran, PLLC, Independent Registered Public Accounting Firm.
23.2	Consent of Baker & Hostetler LLP (filed as part of Exhibit 5.1).
24	Power of Attorney (Included in the signature page to this Registration Statement).